CALVERT FUNDS

Amended and Restated Rule 18f-3 Multiple Class Plan

Under the Investment Company Act of 1940

December 11, 2013

Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that an investment company desiring to offer multiple classes of shares pursuant to the Rule adopt a plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Any material amendment to the plan must be approved by the investment company's Board of Trustees/Directors, including a majority of the disinterested Board members, who must find that the plan is in the best interests of each class individually and the investment company as a whole.

This Rule 18f-3 Multiple Class Plan ("Plan") shall apply to those funds in the Calvert Family of Funds listed in Exhibit I (each a "Fund" and, collectively, the "Funds") and to any future fund for which this Plan has been approved in accordance with the above paragraph.

            The provisions of this Plan are severable for each Fund or Series thereof ("Series") or Class, and whenever action is to be taken with respect to this Plan, that action must be taken separately for each Fund, Series or Class affected by the matter.

Effective as of the close of business (4 p.m. ET) on February 26, 2010, Class B shares of the Calvert Funds listed in Exhibit III hereto are no longer offered for purchase by new or existing investors, except through reinvestment of dividends and/or distributions and through exchanges, as provided in Exhibit III.

1.         Class Designation. All Funds may offer shares designated Class A, Class C, Class I and Class Y. The Calvert Fund offers shares designated as Class R, and Calvert Variable Products, Inc. and Calvert Variable Series, Inc. each offer shares designated as Class F (as further described herein).

2.         Differences in Availability. Class A, Class B,  Class C and Class R shares shall each be available through the same distribution channels, except that (a) Class B shares of the Funds listed in Exhibit III are available only through reinvestment of dividends and/or distributions and through exchanges from Class B shares of another Fund; (b) Class C shares may not be available through some dealers and are not recommended for purchase if the shareholder’s total balance of Class C shares is $500,000 or more (in which case, investors should purchase Class A shares); (c) Class R Shares generally are available only to 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans and nonqualified deferred compensation plans. Class R shares also are generally available only to retirement plans where plan level or omnibus accounts are held on the books of the fund. Class R shares generally are not available to retail nonretirement accounts, Traditional and Roth Individual Retirement Accounts (IRAs), Coverdell Education Savings Accounts, SEPs, SARSEPs, SIMPLE IRAs, individual 403(b) plans and 529 college savings plans; (d) Class I shares are generally available only directly from Calvert Investment Distributors, Inc. and not through dealers, and each Class I shareholder (excluding those of Calvert Variable Products) must maintain a $1 million minimum account balance. This minimum may be waived in certain circumstances; (e) Class Y shares are generally available only to wrap or similar fee-based programs offered by financial intermediaries that have entered into an agreement with Calvert Investment Distributors, Inc. to offer Class Y shares to their clients; and (f) Class F shares are generally available only to insurance companies that offer certain portfolios of Calvert Variable Products, Inc. or Calvert Variable Series, Inc.

3.         Differences in Services. The services offered to shareholders of each Class shall be substantially the same, except that the Rights of Accumulation and Statements of Intent shall be available only to holders of Class A shares. The Reinstatement Privilege shall be available only to holders of Class A.  Class I, Class Y and Class F purchases and redemptions may only be made by bankwire, via the National Securities Clearing Corporation (“NSCC”), or ACH funds transfer, as applicable.

4.         Differences in Distribution Arrangements. Class A shares shall be offered with a front-end sales charge, as such term is defined in FINRA (NASD) Conduct Rule 2830. The amount of the sales charge on Class A shares is set forth in Exhibit II.  In addition, sales of Class A shares at net asset value for accounts on which a finder’s fee has been paid are subject to a contingent deferred sales charge (“CDSC”) if the shares are redeemed within one year of purchase, as set forth in Exhibit II.  Class A shares shall be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the Distribution Plan expenses for Class A shares, as set forth at Exhibit II, is used to pay the Fund's principal underwriter for distributing and or providing services to the Fund's Class A shares. This amount includes a service fee at the annual rate of 0.25 of 1% of the value of the average daily net assets of Class A.  Pursuant to Rule 22c-2 under the Investment Company Act, Class A shares are also subject to a 2 percent redemption fee on redemptions or exchanges of fund shares within 30 days of purchase (or 7 days in the case of Calvert Ultra-Short Income Fund).

Class B shares shall not be subject to a front-end sales charge, but shall be subject to a declining CDSC.  Class B shares shall also be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The maximum amount of the CDSC and the Distribution Plan expenses for Class B shares are set forth in Exhibit II.  The CDSC on Class B shares will be waived if the redemption of shares fall within any of the circumstances described in the prospectus for the applicable Fund.  Distribution Plan expenses are used to pay each Fund’s principal underwriter for distribution and shareholder services provided to the Fund’s Class B shares.  This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class B.  Pursuant to Rule 22c-2 under the Investment Company Act, Class B shares are also subject to a 2 percent redemption fee on redemptions or exchanges of fund shares within 30 days of purchase.

Class C shares shall not be subject to a front-end sales charge, but shall be subject to a 1.00% CDSC if the shares are redeemed within one year of purchase.  Class C shares shall also be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The maximum amount of the CDSC and the Distribution Plan expenses for Class C shares are set forth in Exhibit II.  The CDSC on Class C shares will be waived if the shares were sold by a broker/dealer that has an agreement with CDI to sell such shares for omnibus retirement account platforms (generally 401(k) and 403(b) platforms) and without a CDSC upon redemption of the shares.  Distribution Plan expenses are used to pay each Fund’s principal underwriter for distribution and shareholder services provided to the Fund’s Class C shares.  This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class C.  Pursuant to Rule 22c-2 under the Investment Company Act, Class C shares are also subject to a 2 percent redemption fee on redemptions or exchanges of fund shares within 30 days of purchase.

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Class R shares shall not be subject to a front-end sales charge or a CDSC.  Class R shares shall, however, be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The maximum amount of the Distribution Plan expenses for Class R shares is set forth in Exhibit II.  Distribution Plan expenses are used to pay each Fund’s principal underwriter for distribution and shareholder services provided to the Fund’s Class R shares.  This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class R.  Pursuant to Rule 22c-2 under the Investment Company Act, Class R shares are also subject to a 2 percent redemption fee on redemptions or exchanges of fund shares within 7 days of purchase.

Class I shares shall not be subject to a front-end sales charge, a CDSC or a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.  Pursuant to Rule 22c-2 under the Investment Company Act, Class I shares (excluding those of Calvert Variable Products) are, however, subject to a 2 percent redemption fee on redemptions or exchanges of fund shares within 7 days of purchase.

Class F shares shall not be subject to a front-end sales charge, a CDSC, or a redemption fee.  Class F shares shall, however, be subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.  The maximum amount of the Distribution Plan expenses for Class F shares is set forth in Exhibit II.  Distribution Plan expenses are used to pay each Fund’s principal underwriter for distribution and shareholder services provided to the Fund’s Class F shares.  This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class F.

Class Y shares shall not be subject to a front-end sales charge, a CDSC or a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. Pursuant to Rule 22c-2 under the Investment Company Act, Class Y shares are, however, subject to a 2 percent redemption fee on redemptions or exchanges of fund shares within 30 days of purchase.

5.         Expense Allocation. The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) Distribution Plan fees; (b) transfer agent and shareholder servicing fees; (c) administrative service fees; and (e) certain state registration fees.

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6.         Conversion Features. Class B shares shall be subject to an automatic conversion feature into Class A shares after they have been held for the number of years set forth for each Fund in Exhibit II. Class A, Class C, Class I, Class F, Class R and Class Y shares are not subject to automatic conversion.

7.         Exchange Privileges. The exchange privilege offers flexibility by allowing investors to exchange shares on which a sales charge has already been paid from one Fund to another Fund at no additional charge.  Shares of any Fund may only be exchanged for shares of the same class of another Fund; however, Class A and Class C shares of a Fund may be exchanged for Class Y shares of the same Fund, provided that the Fund’s eligibility requirements for purchasing Class Y shares are met and that the shares to be exchanged are not then subject to any contingent deferred sales charge.  Each Fund may specify other permissible exchanges from time to time.

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Exhibit I

The Calvert Fund

Calvert Tax-Free Reserves

Calvert Social Investment Fund

Calvert World Values Fund, Inc.

Calvert Social Index Series, Inc.

Calvert Impact Fund, Inc.

Calvert SAGE Fund

Calvert Variable Products, Inc.

Calvert Variable Series, Inc.

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Exhibit II

Calvert Social Investment Fund

	Maximum	Maximum	Maximum	Maximum
	Class A Front-	Class A	Class C	Class R
	End Sales Charge	12b-1 Fee	12b-1 Fee	12b-1 Fee
Calvert Balanced	4.75%	0.35%	1.00%	N/A
Calvert Equity	4.75%	0.25%	1.00%	N/A
Calvert Large Cap Core	4.75%	0.25%	1.00%	N/A
Calvert Bond	3.75%	0.35%	1.00%	N/A
Calvert Conservative Allocation	4.75%	0.35%	1.00%	N/A
Calvert Moderate Allocation	4.75%	0.35%	1.00%	N/A
Calvert Aggressive Allocation	4.75%	0.35%	1.00%	N/A

            Class A CDSC. Sales of Class A shares of each Fund in accounts of $1 million or more at net asset value where a finder’s fee has been paid are subject to a 0.80% CDSC if the shares are redeemed within one year of purchase.

FOR CALVERT BALANCED, CALVERT EQUITY, CALVERT LARGE CAP CORE & CALVERT BOND ONLY:

Class B Maximum 12b-1 Fee equals 1.00%.

	Balanced,
Class B	Equity, and

Contingent Deferred Sales Charge

Large Cap Core

Bond

Shares held less than one year after purchase	5%	4%
At least one year but less than two years	4%	3%
At least two years but less than three years	4%	2%
At least three years but less than four years	3%	1%
At least four years but less than five years	2%	---
At least five years but less than six years	1%	---
Converts automatically to Class A after	8 yrs.	6 yrs.

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

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Exhibit II

Calvert Tax-Free Reserves (CTFR)

	Maximum	Maximum
	Front-End	12b-1 Fee
	Sales Charge
Calvert Tax-Free Bond Fund	3.75%	0.35%

CDSC. Sales of shares of the Fund in accounts of $1 million or more at net asset value where a finder’s fee has been paid are subject to a 0.80% CDSC if the shares are redeemed within one year of purchase.

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Exhibit II

The Calvert Fund (TCF)

	Maximum	Maximum	Maximum	Maximum
	Class A Front-	Class A	Class C	Class R
	End Sales Charge	12b-1 Fee	12b-1 Fee	12b-1 Fee
Calvert Income Fund	3.75%	0.50%	1.00%	0.75%
Calvert Short Duration Income Fund	2.75%	0.50%	1.00%	N/A
Calvert Long-Term Income Fund	3.75%	0.50%	1.00%	N/A
Calvert Ultra-Short Income Fund	1.25%	0.50%	1.00%	N/A
Calvert Government Fund	3.75%	0.25%	1.00%	N/A
Calvert High Yield Bond Fund	4.25%	0.25%	1.00%	N/A

            Class A CDSC. Sales of Class A shares of each Fund in accounts of $1 million or more ($250,000 or more for Calvert Ultra-Short Income) at net asset value where a finder’s fee has been paid are subject to a 0.80% CDSC (0.50% for Calvert Short Duration Income and 0.15% for Calvert Ultra-Short Income) if the shares are redeemed within one year of purchase.

Class B Maximum 12b-1 Fee (Calvert Income Fund) equals 1.00%.

Class B

Contingent Deferred Sales Charge

Calvert Income Fund

Shares held less than one year after purchase	4%
At least one year but less than two years	3%
At least two years but less than three years	2%
At least three years but less than four years	1%
At least four years but less than five years	---
At least five years but less than six years	---
Converts automatically to Class A after	6 yrs.

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

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Exhibit II

Calvert World Values Fund, Inc.

	Maximum	Maximum	Maximum	Maximum
	Class A	Class A	Class B	Class C
	Front-End	12b-1 Fee	12b-1 Fee	12b-1 Fee
	Sales Charge
Calvert International Equity Fund	4.75%	0.35%	1.00%	1.00%
Calvert Capital Accumulation Fund	4.75%	0.35%	1.00%	1.00%
Calvert International Opportunities Fund	4.75%	0.50%	1.00%	1.00%
Calvert Emerging Markets Equity Fund	4.75%	0.50%	N/A	1.00%

            Class A CDSC. Sales of Class A shares of each Fund in accounts of $1 million or more at net asset value where a finder’s fee has been paid are subject to a 0.80% CDSC if the shares are redeemed within one year of purchase.

Class B Contingent Deferred Sales Charge	Calvert International Equity & Calvert Capital Accumulation
Shares held less than one year after purchase	5%
At least one year but less than two years	4%
At least two years but less than three years	4%
At least three years but less than four years	3%
At least four years but less than five years	2%
At least five years but less than six years	1%
More than six years	None
Converts to Class A after	8 yrs.

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

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Exhibit II

Calvert Social Index Series, Inc.

	Maximum	Maximum	Maximum	Maximum
	Class A	Class A	Class B	Class C
	Front-End	12b-1 Fee	12b-1 Fee	12b-1 Fee
Sales Charge
Calvert Social Index Fund	4.75%	0.35%	1.00%	1.00%

            Class A CDSC. Sales of Class A shares of the Fund in accounts of $1 million or more at net asset value where a finder’s fee has been paid are subject to a 0.80% CDSC if the shares are redeemed within one year of purchase.

Class B	Calvert Social
Contingent Deferred Sales Charge	Index Fund
Shares held less than one year after purchase	5%
At least one year but less than two years	4%
At least two years but less than three years	4%
At least three years but less than four years	3%
At least four years but less than five years	2%
At least five years but less than six years	1%
Converts to Class A after	8 yrs.

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

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Exhibit II

Calvert Impact Fund, Inc.

Maximum Class A
Front-End Sales Charge
Calvert Small Cap Fund	4.75%
Calvert Global Alternative Energy Fund	4.75%
Calvert Global Water Fund	4.75%
Calvert Green Bond Fund	4.75%

            Class A CDSC. Sales of Class A shares of each Fund in accounts of $1 million or more at net asset value where a finder’s fee has been paid are subject to a 0.80% CDSC if the shares are redeemed within one year of purchase.

	Maximum	Maximum	Maximum	Maximum
	Class A	Class B	Class C	Class R
	12b-1 Fee	12b-1 Fee	12b-1 Fee	12b-1 Fee
Calvert Small Cap Fund	0.35%	1.00%	1.00%	N/A
Calvert Global Alternative Energy Fund	0.50%	N/A	1.00%	N/A
Calvert Global Water Fund	0.50%	N/A	1.00%	N/A
Calvert Green Bond Fund	0.50%	N/A	N/A	N/A

Class B
Contingent Deferred Sales Charge	Calvert Small Cap Fund
Shares held less than one year after purchase	5%
At least one year but less than two years	4%
At least two years but less than three years	4%
At least three years but less than four years	3%
At least four years but less than five years	2%
At least five years but less than six years	1%
More than six years	None
Converts to Class A after	8 yrs.

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

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Exhibit II

Calvert SAGE Fund

Maximum Class A
Front-End Sales Charge
Calvert Large Cap Value Fund	4.75%
Calvert Equity Income Fund	4.75%

            Class A CDSC. Sales of Class A shares of the Fund in accounts of $1 million or more at net asset value where a finder’s fee has been paid are subject to a 0.80% CDSC if the shares are redeemed within one year of purchase.

	Maximum	Maximum	Maximum	Maximum
	Class A	Class B	Class C	Class R
	12b-1 Fee	12b-1 Fee	12b-1 Fee	12b-1 Fee
Calvert Large Cap Value Fund	0.50%	N/A	1.00%	N/A
Calvert Equity Income Fund	0.50%	N/A	1.00%	N/A

Class C Contingent

Deferred Sales Charge

1.00%

(if redeemed within one year of purchase)

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Exhibit II

Calvert Variable Products, Inc.

Maximum Class I
Front-End Sales Charge
Calvert VP SRI Large Cap Value Portfolio	N/A
Calvert VP S&P 500 Index Portfolio	N/A
Calvert VP S&P MidCap 400 Index Portfolio	N/A
Calvert VP Nasdaq 100 Index Portfolio	N/A
Calvert VP Russell 2000 Small Cap Index	N/A
Portfolio
Calvert VP EAFE International Index Portfolio	N/A
Calvert VP Investment Grade Bond	N/A
Index Portfolio
Calvert VP Inflation Protected Plus Portfolio	N/A
Calvert VP Natural Resources Portfolio	N/A
Calvert VP Volatility Managed Moderate	N/A
Portfolio
Calvert VP Volatility Managed Moderate	N/A
Growth Portfolio
Calvert VP Volatility Managed Growth Portfolio	N/A

	Maximum	Maximum
	Class I	Class F
	12b-1 Fee	12b-1 Fee
Calvert VP SRI Large Cap Value Portfolio	N/A	No Class

Calvert VP S&P 500 Index Portfolio	N/A	No Class

Calvert VP S&P MidCap 400 Index Portfolio	N/A	0.25%

Calvert VP Nasdaq 100 Index Portfolio	N/A	No Class

Calvert VP Russell 2000 Small Cap Index	N/A	0.25%
Portfolio

Calvert VP EAFE International Index Portfolio	N/A	0.25%

	Maximum	Maximum
	Class I	Class F
	12b-1 Fee	12b-1 Fee
Calvert VP Investment Grade Bond	N/A	No Class
Index Portfolio
Calvert VP Inflation Protected Plus Portfolio	N/A	No Class
Calvert VP Natural Resources Portfolio	N/A	No Class
Calvert VP Volatility Managed Moderate Portfolio	No Class	0.25%

Calvert VP Volatility Managed Moderate Growth Portfolio	No Class	0.25%

Calvert VP Volatility Managed Growth Portfolio	No Class	0.25%
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Exhibit II

Calvert Variable Series, Inc.

Maximum Class I
Front-End Sales Charge
Calvert VP SRI Equity Portfolio	N/A
Calvert VP SRI Balanced Portfolio	N/A
Calvert VP SRI Mid Cap Growth Portfolio	N/A
Calvert VP Income Portfolio	N/A
Calvert VP Small Cap Growth Portfolio	N/A

	Maximum	Maximum
	Class I	Class F
	12b-1 Fee	12b-1 Fee
Calvert VP SRI Equity Portfolio	N/A	No Class
Calvert VP SRI Balanced Portfolio	N/A	0.25%
Calvert VP SRI Mid Cap Growth Portfolio	N/A	No Class
Calvert VP Income Portfolio	N/A	No Class
Calvert VP Small Cap Growth Portfolio	N/A	No Class

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Exhibit III

Closing of Class B Shares to New Purchases

CALVERT SOCIAL INVESTMENT FUND	Calvert Balanced, Calvert Equity, Calvert Large Cap Core and Calvert Bond Portfolios
CALVERT SOCIAL INDEX SERIES, INC.	Calvert Social Index Fund
CALVERT WORLD VALUES FUND, INC.	Calvert Capital Accumulation Fund and Calvert International Equity Fund
THE CALVERT FUND	Calvert Income Fund

Pursuant to approval of the Boards of Directors/Trustees of Calvert Social Investment Fund, Calvert Social Index Series, Inc., Calvert Impact Fund, Inc., Calvert World Values Fund, Inc. and The Calvert Fund on December 8 and 9, 2009, and effective as of the close of business (4 p.m. ET) on February 26, 2010 (the “Close Time”),  Class B shares of the Calvert Funds referenced above (each a “Fund”) are no longer offered for purchase, except through reinvestment of dividends and/or distributions and through exchanges.

After the Close Time:

Initial or additional purchase requests for a Fund’s Class B shares received after the Close Time are rejected, unless they relate to reinvestment of dividends and/or capital gain distributions by existing Class B shareholders, or exchanges from existing accounts in Class B shares of other Funds.

Shareholders who invested in Class B shares of a Fund prior to the Close Time may continue to hold their shares until they automatically convert to Class A shares (under the existing conversion schedule set forth in the Fund’s Prospectus with respect to Class B shares. Shareholders may redeem their Class B shares as described in the Fund’s Prospectus. A contingent deferred sales charge may be required.

Class B shareholders may continue to reinvest dividends and/or capital gain distributions into their Class B accounts in accordance with existing policies described in each Fund’s Prospectus. Class B shareholders of a Fund may also continue to exchange their shares for Class B shares of other Funds as permitted by existing exchange privileges.

For Class B shares of a Fund outstanding as of the Close Time, all other features of Class B shares, as described in the Fund’s Prospectus, including contingent deferred sales charge schedules, Rule 12b-1 distribution and service fees, and conversion features, remain unchanged and continue in effect after the Close Time.